UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 15, 2004

Herbalife Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-115363	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 GT Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 410-9600*

WH Holdings (Cayman Islands) Ltd.
(Former name or former address, if changed since last report.)

*                c/o Chief Financial Officer of Herbalife International, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 15, 2004, Herbalife Ltd., formerly known as WH Holdings (Cayman Islands) Ltd. ("Herbalife") announced the pricing of the initial public offering of its common shares at a price of $14 per share. The offering consists of 14,500,000 common shares, of which 13,500,000 are newly issued shares offered by Herbalife and 1,000,000 are offered by certain selling shareholders. Herbalife has also granted the underwriters an option to exercise an additional 2,175,000 shares at the initial offering price to cover over-allotments, if any.

A copy of the Herbalife's press release is attached hereto as Exhibit 99.1.

The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

                None.

(b) Pro Forma Financial Information.

                None.

(c) Exhibits.

                99.1     Press release issued by Herbalife Ltd. on December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBALIFE LTD.

Date: December 15, 2004	/s/ DAVID PEZZULLO
David Pezzullo
Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Herbalife Ltd. on December 15, 2004.